EXHIBIT 99.1

REPUBLIC CONTACTS

Media Inquiries:	Will Flower	(954) 769-6392
Investor Inquiries:	Tod Holmes	(954) 769-2387
	Ed Lang	(954) 769-3591
REPUBLIC SERVICES, INC. REPORTS RECORD
FIRST QUARTER EARNINGS PER SHARE OF $0.46
Fort Lauderdale, FL, April 27, 2006 — Republic Services, Inc. (NYSE: RSG) today reported that revenue for the three months ended March 31, 2006 increased 8.9 percent to $737.5 million compared to $677.2 million for the same period in 2005. The Company’s internal growth during that period was 9.4%, with 4.3% from price and 5.1% from volume. Net income for the three months ended March 31, 2006 was $64.6 million, or $0.46 per diluted share, compared to $65.5 million, or $0.43 per diluted share last year. Operating income for the three months ended March 31, 2006 was $122.4 million compared to $119.5 million for the same period last year.
Commenting on these results, James E. O’Connor, Chairman & Chief Executive Officer of Republic Services, Inc., said, “We experienced a solid first quarter thanks to a strong economy which contributed to strong internal growth for the Company. Additionally, our field organization did a fine job managing costs and implementing our broad-based pricing initiative. Throughout the year, pricing will remain a primary focus as we continue to work to recover higher costs and improve returns on existing assets.”
Company Declares Quarterly Dividend
Republic announced that its Board of Directors declared a regular quarterly dividend of $0.14 per share for shareholders of record on July 3, 2006. The dividend will be paid on July 17, 2006.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.
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REPUBLIC SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14.9	$131.8
Accounts receivable, less allowance for doubtful accounts of $18.1 and $17.3, respectively	278.8	280.0
Other current assets	69.1	70.5

Total Current Assets	362.8	482.3

RESTRICTED CASH	269.1	255.3
PROPERTY AND EQUIPMENT, NET	2,133.4	2,115.3
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	1,590.1	1,590.8
OTHER ASSETS	116.1	106.8

	$4,471.5	$4,550.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, deferred revenue and other current liabilities	$513.3	$664.0
Notes payable and current maturities of long-term debt	58.0	3.0

Total Current Liabilities	571.3	667.0

LONG-TERM DEBT, NET OF CURRENT MATURITIES	1,497.0	1,472.1
ACCRUED LANDFILL AND ENVIRONMENTAL COSTS	269.1	259.7
OTHER LIABILITIES	557.8	545.9
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 750,000,000 shares authorized; 192,244,132 and 190,119,521 issued, including shares held in treasury, respectively	1.9	1.9
Additional paid-in capital	1,573.2	1,509.1
Deferred compensation	—	(1.1)
Retained earnings	1,448.2	1,402.8
Treasury stock, at cost (55,129,700 and 51,516,900 shares, respectively)	(1,449.4)	(1,308.8)
Accumulated other comprehensive income, net of tax	2.4	1.9

Total Stockholders’ Equity	1,576.3	1,605.8

	$4,471.5	$4,550.5

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2006	2005

Revenue	$737.5	$677.2

Expenses:
Cost of operations	456.4	418.7
Depreciation, amortization and depletion	73.1	61.1
Accretion	3.8	3.5
Selling, general and administrative	81.8	74.4

Operating income	122.4	119.5

Interest expense, net	(18.8)	(17.4)
Other income (expense), net	0.6	3.5

Income before income taxes	104.2	105.6

Provision for income taxes	39.6	40.1

Net income	$64.6	$65.5

Basic earnings per share	$0.47	$0.44

Weighted average common shares outstanding	137.6	148.2

Diluted earnings per share	$0.46	$0.43

Weighted average common and common equivalent shares outstanding	139.5	151.0

Cash dividends per common share	$0.14	$0.12

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2006	2005

CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$64.6	$65.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and depletion	73.1	61.1
Accretion	3.8	3.5
Other	13.4	21.4
Change in operating assets and liabilities, net of effects from business acquisitions and dispositions	(150.7)	16.1

	4.2	167.6

CASH USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(90.5)	(50.2)
Proceeds from sales of property and equipment	7.5	0.5
Cash used in business acquisitions, net of cash acquired	(3.2)	(2.5)
Cash proceeds from business dispositions	2.4	28.8
Change in restricted cash	(13.8)	12.9
Other	(0.4)	(0.8)

	(98.0)	(11.3)

CASH USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	125.0	3.8
Payment of premium to exchange notes payable	—	(27.6)
Payments of notes payable and long-term debt	(41.3)	(2.4)
Issuance of common stock	45.7	7.4
Windfall income tax benefits from stock option exercises	7.5	—
Purchases of common stock for treasury	(140.6)	(189.1)
Cash dividends	(19.4)	(18.1)

	(23.1)	(226.0)

DECREASE IN CASH AND CASH EQUIVALENTS	(116.9)	(69.7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	131.8	141.5

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14.9	$71.8

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2005.
EQUITY-BASED COMPENSATION EXPENSE
     The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) effective January 1, 2006, and recorded $2.7 million of incremental equity-based compensation expense associated with the adoption during the three months ended March 31, 2006. Stock options granted prior to the effective date of SFAS 123(R) were fully vested as of December 31, 2005, and, consequently, no compensation expense will be recognized for these options.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with generally accepted accounting principles (GAAP), for the three months ended March 31, 2006 and 2005 is calculated as follows (in millions):

	Three months ended
	March 31,
	2006	2005
Net income	$64.6	$65.5
Provision for income taxes	39.6	40.1
Other (income) expense, net	(.6)	(3.5)
Interest expense, net	18.8	17.4
Depreciation, amortization and depletion	73.1	61.1
Accretion	3.8	3.5

Operating income before depreciation, amortization, depletion and accretion	$199.3	$184.1

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Operating income before depreciation, amortization, depletion and accretion demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt. This measure has material limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.

CASH FLOW
     During the three months ended March 31, 2006, cash provided by operating activities was $4.2 million, cash used in investing activities was $98.0 million and cash used in financing activities was $23.1 million.
     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in the Company’s consolidated statements of cash flows. The Company’s free cash flow for the three months ended March 31, 2006 is calculated as follows (in millions):

Three months ended
March 31, 2006
Cash provided by operating activities	$4.2
Purchases of property and equipment	(90.5)
Proceeds from sales of property and equipment	7.5

Free cash flow	$(78.8)

Free cash flow for the three months ended March 31, 2006 was negative because of an $83.0 million federal tax payment for 2005 that was deferred until February 2006 as a result of an Internal Revenue Service notice issued in response to Hurricane Katrina, and because of payments made during the three months ended March 31, 2006 for capital and other expenditures incurred in 2005.
The Company believes that the presentation of free cash flow provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from sales of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $.3 million and $.2 million of capitalized interest for the three months ended March 31, 2006 and 2005, respectively.
     As of March 31, 2006, accounts receivable were $278.8 million, net of allowance for doubtful accounts of $18.1 million, resulting in days sales outstanding of approximately 34 (or 21 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended March 31, 2006, the Company paid $140.6 million to repurchase 3.6 million shares of its common stock. As of March 31, 2006, the Company was authorized to repurchase up to an additional $350.6 million under its existing stock repurchase programs.
DIVIDENDS
     In January 2006, the Company paid a dividend of $19.4 million to shareholders of record as of January 2, 2006. As of March 31, 2006, the Company recorded a dividend payable of approximately $19.2 million to shareholders of record at the close of business on April 3, 2006, which has been paid. In April 2006, the Company’s Board of Directors declared a regular quarterly dividend of $.14 per share for shareholders of record on July 3, 2006.

REVENUE
     The following table reflects total revenue of the Company by revenue source for the three months ended March 31, 2006 and 2005 (in millions):

	Three months ended
	March 31,
	2006	2005
Collection:
Residential	$178.0	$166.6
Commercial	208.3	189.4
Industrial	156.8	136.9
Other	18.1	15.2

Total collection	561.2	508.1

Transfer and disposal	277.9	249.5
Less: Intercompany	(140.5)	(125.5)

Transfer and disposal, net	137.4	124.0
Other	38.9	45.1

Total revenue	$737.5	$677.2

     The following table reflects the Company’s revenue growth for the three months ended March 31, 2006 and 2005:

	Three months ended
	March 31,
	2006	2005
Core price	3.1%	2.3%
Fuel surcharges	1.3	.5
Environmental fee	.4	—
Commodities	(.5)	.2

Total price	4.3	3.0

Core volume	4.9	2.4
Non-core volume	.2	—

Total volume	5.1	2.4

Total internal growth	9.4	5.4

Acquisitions, net of divestitures	(.6)	.9
Taxes	.1	—

Total revenue growth	8.9%	6.3%